                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 21, 2001


                    FIRST HORIZON PHARMACEUTICAL CORPORATION
               (Exact name of registrant as specified in charter)


                        Commission File Number 000-30123


            DELAWARE                                  58-2004779
(State or other jurisdiction of             (IRS Employer Identification No.)
        incorporation)


  660 Hembree Parkway, Suite 106
         Roswell, Georgia                                     30076
(Address of principal executive offices)                   (Zip Code)




        Registrant's telephone number including area code (770) 442-9707



  (Former name or former address, if changed since last report) Not Applicable

Item 2.    Acquisition or Disposition of Assets

         On August 20, 2001, First Horizon Pharmaceutical Corporation (the "Company") purchased the Prenate line of prescription prenatal vitamins from Sanofi-Synthelabo Inc ("Sanofi"). The Company acquired all of Sanofi's intellectual property, regulatory permits and licenses, and contract rights related to Prenate. The purchase price for the acquired assets was $52.5 million in cash, subject to post-closing adjustment, plus the assumption of certain liabilities and payment for product inventory.

         The Company also assumed Sanofi's Prenate-related contracts, including a contract with Patheon, Inc. to manufacture Prenate Advance tablets and the core tablets for Prenate GT, and a contract with Banner Pharmacaps, Inc. to manufacture Prenate GT using its patented manufacturing process to create gelatin-enrobed tablets. Banner has agreed not to use this manufacturing process to make any other prenatal vitamins. The agreement with Patheon is for a term of five years, beginning October 1, 1999. The agreement with Banner is for a term of five years, beginning May 3, 2001. Under the terms of the supply agreement with Banner, the Company will pay Banner a royalty on net sales above a certain amount.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired

         The following historical financial statements are filed as part of this Report on Form 8-K/A:

         (i)      Report of Independent Auditors
         (ii)     Statement of Tangible Net Liabilities Sold
         (iii)    Statements of Net Sales and Product Contribution
         (iv)     Notes to Financial Statements

(b)      Pro Forma Financial Information

         The following unaudited pro forma financial information is filed as part of this Report on Form 8-K/A:

         (i)      Pro Forma Financial Information (Unaudited)
         (ii)     Unaudited Pro Forma Condensed Balance Sheet as of June 30,
                  2001
         (iii) Unaudited Pro Forma Condensed Statement of Operations for the Six Months ended June 30, 2001
         (iv) Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2000
         (v) Notes to Unaudited Pro Forma Balance Sheet and Statements of Operations

Item (c) Exhibits:

                  10.1* - Asset Purchase Agreement dated July 27, 2001 between the Company and Sanofi-Synthelabo Inc.

                  10.2* - Supply Agreement dated May 3, 2001 between the Sanofi-Synthelabo Inc, and Banner Pharmacaps Inc.

                  10.3* - Manufacturing and Supply Agreement dated as of October 1, 1999 between Sanofi-Synthelabo Inc. and Patheon, Inc.

                  23 - Consent of Ernst & Young LLP


---------------------
* Incorporated by Reference from the Company's Form 10-Q for the quarter ended September 30, 2001 (File No. 000-30123). The Company has requested confidential treatment of portions of this exhibit pursuant to Rule 24b-2 of the Securities Act of 1934.

                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

         The following unaudited pro forma condensed statements of operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 give effect to the acquisition of the Prenate product line as if it had occurred at the beginning of the respective periods. The following unaudited pro forma condensed balance sheet as of June 30, 2001 gives effect to the Prenate acquisition as if it had occurred on June 30, 2001.

         The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma financial information is not necessarily indicative of operating results or financial position that would have been achieved had the acquisition been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. Specifically, the Company expects to incur additional selling expenses related to its promotional efforts for the acquisition on an ongoing basis, in addition to up-front costs expected to be incurred related to the initial launch of this product. In addition, the historical development activities related to this product are not necessarily indicative of such activities the Company may conduct in the future.

         The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting. The total purchase cost will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The allocation of the aggregate purchase price is preliminary. The actual purchase adjustments to reflect the fair values of the assets acquired and liabilities assumed will be based upon valuation studies that are not yet complete and management's evaluation of such assets and liabilities and, accordingly, the pro forma financial information presented herein is subject to change pending the final purchase price allocations. Management does not expect that differences between the preliminary and final purchase price allocation will have a material impact on the Company's financial position or results of operations.

                    FIRST HORIZON PHARMACEUTICAL CORPORATION
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 2001
                                 (IN THOUSANDS)


                                                First Horizon      Pro Forma     Pro Forma
                                                Pharmaceutical    Adjustments
                                                 Corporation
                                                    Actual
                                              --------------------------------------------
Assets
  Current Assets
    Cash and cash equivalents                       103,201        (52,609)(A)      50,592
    Accounts receivable                               7,251            682 (B)       7,933
    Inventories                                       3,377             50 (B)       3,427
    Other current assets                              3,903             --           3,903
                                             ---------------------------------------------
         Total Current Assets                       117,732        (51,877)         65,855

    Property and equipment, net                         838             --             838
    Intangibles and other assets                     25,599         52,796 (B)      78,395
                                             ---------------------------------------------
  Total Assets                                      144,169            919         145,088

Liabilities and Stockholders' Equity
  Current Liabilities
    Accounts payable                                  1,539             --           1,539
    Accruals and other current liabilities           12,947            919 (B)      13,866
                                             ---------------------------------------------
        Total Current Liabilities                    14,486            919          15,405

    Non-current liabilities                             488             --             488
                                             ---------------------------------------------
   Total Liabilities                                 14,974            919          15,893

  Stockholders' Equity                              129,195             --         129,195
                                             ---------------------------------------------
  Total Liabilities and Stockholders' Equity        144,169            919         145,088


The accompanying notes are an integral part of this unaudited pro forma balance sheet

                    FIRST HORIZON PHARMACEUTICAL CORPORATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                              First Horizon
                                              Pharmaceutical
                                               Corporation       Prenate Product      Pro Forma         Pro Forma
                                                  Actual               Line          Adjustments
                                              ------------------------------------------------------------------------




    Net revenues                                         25,432             8,044               --             33,476
    Cost of revenues                                      3,478             1,505              157 (C)          5,140
    Selling, general and administrative                  15,483             4,207               --             19,690
    Depreciation and amortization                           794                --            1,403 (D)          2,197
    Research and development                                850               298               --              1,148
                                              -----------------------------------------------------------------------
       Income from operations                             4,827             2,034           (1,560)             5,301

    Other income, net                                       899                               (894)(E)              5
    Provision (benefit) for income taxes                  2,230                               (159)(F)          2,071
                                              -----------------                    ----------------------------------
    Net Income                                            3,496                             (2,295)             3,235

  Net income per common share:
    Basic                                                  0.24                                                   .22
    Diluted                                                0.22                                                   .20

  Weighted average shares outstanding:
    Basic                                                14,528                                                14,528
    Diluted                                              15,895                                                15,895


         The accompanying notes are an integral part of this statement

                    FIRST HORIZON PHARMACEUTICAL CORPORATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                               First Horizon
                                               Pharmaceutical
                                                Corporation          Prenate Product    Pro Forma         Pro Forma
                                                   Actual                    Line       Adjustments
                                              -----------------------------------------------------------------------
    Net revenues                                         36,650            17,697               --             54,347
    Cost of revenues                                      5,436             3,822              313 (C)          9,571
    Selling, general and administrative                  24,216             9,872               --             34,088
    Depreciation and amortization                         1,091                --            2,807 (D)          3,898
    Research and development                              1,785               192               --              1,977
                                              -----------------------------------------------------------------------
       Income from operations                             4,122             3,811           (3,120)             4,813

    Other income (expense), net                              45                                (45)                --
    Provision for income taxes                            1,660                                258              1,918
                                              -----------------                    ----------------------------------
    Net Income                                            2,507                             (3,423)             2,895

  Net income per common share:
    Basic                                                  0.23                                                  0.26
    Diluted                                                0.20                                                  0.23

  Weighted average shares outstanding:
    Basic                                                11,075                                                11,075
    Diluted                                              12,738                                                12,738

         The accompanying notes are an integral part of this statement

          NOTES TO UNAUDITED PRO FORMA BALANCE SHEET AND STATEMENTS OF
                                   OPERATIONS


A. Represents the use of available cash to finance the Prenate acquisition.
B. Represents the pro forma cost and the preliminary pro forma calculation of the allocation of the purchase price to net assets acquired in connection with the Prenate acquisition:

                 Purchase price of product rights         $ 52,500
                 Purchase price of inventory                    50
                 Transaction fees and expenses                  59
                                                          --------
                      Total                                 52,609

                 Accounts receivable                           682
                 Inventory                                      50
                 Intangibles                                52,796
                 Accrued Expenses                             (919)
                                                          --------
                      Total                               $ 52,609

C. Represents the amortization of up-front fees paid by the Company to secure manufacturing and supply agreements in connection with the acquisition.

D. Represents the amortization of intangibles acquired in connection with the acquisition based on the following preliminary purchase price allocation and related estimated useful lives:

      Asset                                                          Useful Life
      -----                                                          -----------
      License rights                           44,926                  20 years
      Tradename                                 5,500                  20 years
      Managed care contracts                    1,430                  5 years


E. Represents a reduction of interest income at a rate of 3.4% in 2001, and the elimination of all interest income recorded in the Company's 2000 results. No estimate of interest expense that would have been incurred in 2000 had the acquisition taken place on January 1, 2000, financed by debt, has been made.

F. Represents the application of the statutory tax rate in the respective periods to the incremental pro forma income before taxes.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Sanofi-Synthelabo Inc.

     We have audited the accompanying financial statement of tangible net liabilities sold of the Prenate Product Line of Sanofi-Synthelabo Inc. (the "Product") as of August 20, 2001, and the related financial statements of net sales and product contribution of the Product for the period January 1, 2001 through August 20, 2001 and the year ended December 31, 2000. These financial statements are the responsibility of Sanofi-Synthelabo Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-1 of First Horizon Pharmaceutical Corporation, as described in Note 2. The presentation is not intended to be a complete presentation of the Product's financial position, results of operations or cash flows.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the tangible net liabilities sold of the Product as of August 20, 2001, and the net sales and product contribution of the Product for the period January 1, 2001 through August 20, 2001 and the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

 /s/ ERNST & YOUNG LLP

 New York, New York
 March 1, 2002

                 PRENATE PRODUCT LINE OF SANOFI-SYNTHELABO INC.

                   STATEMENT OF TANGIBLE NET LIABILITIES SOLD

                                                               AUGUST 20,
                                                                  2001
                                                              -----------
Assets:
  Inventory.................................................   $  47,390
                                                               ---------
          Total Assets......................................      47,390
Liabilities:
  Product Return Accrual....................................     200,000
                                                               ---------
          Total Liabilities.................................     200,000
                                                               ---------
Net Liabilities Sold........................................   $(152,610)
                                                               =========

                See accompanying notes to financial statements.

                 PRENATE PRODUCT LINE OF SANOFI-SYNTHELABO INC.

                STATEMENTS OF NET SALES AND PRODUCT CONTRIBUTION

                                                                              JANUARY 1,
                                                               YEAR ENDED    2001 THROUGH
                                                              DECEMBER 31,    AUGUST 20,
                                                                  2000           2001
                                                              ------------   ------------
Net sales...................................................  $17,696,672    $10,957,101
Costs of goods sold.........................................    3,821,729      1,957,802
                                                              -----------    -----------
Gross margin................................................   13,874,943      8,999,299
Distribution................................................      200,516         84,865
Advertising & Promotion expenses............................    3,872,885      2,236,448
Sales Force expenses........................................    5,799,103      3,347,850
Research and Development expenses...........................      191,650        328,288
                                                              -----------    -----------
Production Contribution.....................................  $ 3,810,789    $ 3,001,848
                                                              ===========    ===========

                See accompanying notes to financial statements.

                 PRENATE PRODUCT LINE OF SANOFI-SYNTHELABO INC.

                         NOTES TO FINANCIAL STATEMENTS
                                AUGUST 20, 2001

(1) DESCRIPTION OF BUSINESS

     The Prenate Product Line consists of prescription prenatal vitamins typically used by women during pregnancy. Prior to August 20, 2001, Prenate Advance and Prenate Ultra were distributed and sold by Sanofi-Synthelabo Inc. (the "Company"). The Prenate Product Line is sold primarily to drug wholesalers in the United States of America.

     Effective August 20, 2001, the Company sold the Prenate Product Line and related intellectual property, regulatory permits and licenses and contract rights to First Horizon Pharmaceutical Corporation ("First Horizon") for approximately $51.8 million in cash plus the assumption of liabilities for returns of product shipped by the Company prior to August 20, 2001 and returned after February 20, 2002. In addition, First Horizon purchased approximately $50,000 in Prenate inventory from the Company.

(2) BASIS OF PRESENTATION

     The accompanying financial statements present the tangible net liabilities sold and the related sales and direct and allocated expenses of the Prenate Product Line and do not purport to represent all the costs, expenses and resultant operating earnings and financial position associated with a stand-alone, separate company. Sanofi-Synthelabo Inc. did not account for the Prenate Product Line as a separate entity. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

     The Company's systems (e.g., payroll, accounts receivable, accounts payable) used to record and account for cash transactions were not designed to track asset and liability receipts and payments on a product specific basis. In addition, the Company did not allocate any intangible asset rights to the Prenate Product Line. Given these constraints, and the fact that only certain estimated net liabilities of the Prenate Product Line were sold, the accompanying statement of tangible net liabilities sold does not include the following:

     - Assets and liabilities of the Prenate Product Line not sold by the Company to First Horizon including, but not limited to, cash, accounts receivable and payable, fixed assets and certain liabilities.

     - Intangible assets of the Prenate Product Line sold by the Company to First Horizon, including, but not limited to, intellectual property, regulatory permits and licenses, contracts and goodwill.

     The financial statements of net sales and product contribution set forth the net sales and costs of sales, including sales force, advertising and promotion, research and development and distribution related costs attributable to the Prenate Product Line. Net sales include gross sales less product-specific sales returns, cash discounts, managed care and government rebates and customer chargebacks. Distribution costs and certain market research expenses included in Advertising and Promotion expenses are allocated by the Company to the Prenate Product Line based on sales. Sales force expenses are allocated by the Company based on the proportion of sales visits related to the Prenate Product Line to the total sales visits for all the Company's promoted products. Substantially all other expenses are charged directly to the Prenate Product Line. While the Company believes this allocation method to be reasonable, management cannot estimate what such costs would be if the Prenate Product Line had operated as an unaffiliated entity. Amortization of intangible assets is not included because the Company does not allocate intangible assets to the Prenate Product Line.

                 PRENATE PRODUCT LINE OF SANOFI-SYNTHELABO INC.

     In addition, the Company performs certain corporate functions for the Prenate Product Line including, but not limited to, corporate management, legal services, treasury services, payroll administration, corporate income tax administration, employee compensation and benefit management, and administration. The costs of these corporate Sanofi-Synthelabo services have not historically been allocated to the Company's products, are not directly attributable or specifically identifiable to the Prenate Product Line, and therefore are not included in the accompanying financial statements. Income tax and interest expenses have not been included in the accompanying statements of net sales and product contribution, as these expenses are not specifically identifiable to the Prenate Product Line. Due to the aforementioned constraints, cash flow information has not been prepared.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition: -- Sales are recorded when risks and rewards of ownership are transferred. Net sales includes gross sales less estimated product specific sales returns, cash discounts, managed care and government rebates and certain other customer discounts.

     Inventory -- Inventory consists of finished product and product samples. Inventory is valued at the lower of cost or market on a first in, first out basis.

     Advertising -- Advertising costs are expensed as incurred.

     Shipping and handling -- Shipping expenses related to the receipt of inventory by the Company are classified in cost of sales. All other shipping expenses are classified as distribution expenses.

     Use of estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Actual results could differ from these estimates.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             FIRST HORIZON PHARMACEUTICAL CORPORATION



Date:  March 4, 2002      By: /s/ Balaji Venkataraman
                             --------------------------------------------------
                             Balaji Venkataraman
                             Executive Vice-President of Corporate Development, Chief Financial Officer and Secretary